EXHIBIT 10.25

AMENDMENT NO. 1
TO
AGREEMENT FOR RESTRICTED STOCK AWARD

This Amendment No. 1 to the Agreement for Restricted Stock Award (the "Amendment") is made this 6th day of March, 2009 between FIRST FINANCIAL BANCORP., an Ohio Corporation (the "Corporation"), and the undersigned employee of the Corporation or one of its wholly owned subsidiaries  (the "Employee"):

WHEREAS, the Corporation and the undersigned employee (the “Employee”) entered into an Agreement for Restricted Stock Award dated <date> (the “Agreement”);

WHEREAS, Schedule 3(b) of the Agreement references various benchmarks (“Benchmarks”) utilized in determining certain vesting conditions;

WHEREAS, the Compensation Committee has determined to clarify the Benchmarks;

WHEREAS, such clarification shall result in the vesting of certain Group A Restricted Stock Awards (as such terms are defined in the Agreement) on the 3rd anniversary date of the Agreement;

WHEREAS, Group B Restricted Stock Awards (as such terms are defined in the Agreement) vested in 2008 in accordance with the Agreement; and

WHEREAS, such clarification will apply to the all groups of Restricted Stock Awards (as such terms are defined in the Agreement) that remain unvested under the Agreement.

NOW THEREFORE, in consideration of the mutual obligations contained herein, the Agreement is amended to delete Schedule 3(b) in its entirety and to replace it with Attachment A hereto.

All other sections of the Agreement shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, this Agreement for Restricted Stock Award has been executed and dated by the parties hereto as of the day and year first above written.

FIRST FINANCIAL BANCORP.

By:
Claude E. Davis
Title:	President & CEO

Signature of Employee
Print Name:

ATTACHMENT A TO AMENDMENT

Schedule 3(b)

Restricted stock grant awards will only vest if a minimum level of performance is achieved during each vesting period.  The basis of the minimum level of performance beginning in 2006 will be the achievement of a return on equity (ROE) by First Financial Bancorp (FFBC) greater than or equal to the ROE of the 25th percentile of a national peer group for the vesting period.  The national peer group is the group of publicly traded bank holding companies between $3 billion and $10 billion in total assets for the reporting period.

The restricted stock awards will follow a four-year vesting schedule.  The approach to applying the performance trigger will be as follows.

•
For the year a stock award vests the first measurement will be the ROE for that year.  If FFBC’s ROE is greater than or equal to the ROE of the 25th percentile of a national peer group then the grant will vest.  If FFBC’s ROE is less than the peer number referenced above, then the award will not vest but will roll to the following year for possible vesting.

•
In subsequent years an award that did not previously vest may vest if the average ROE for the grant period is greater than or equal to the average ROE of the 25th percentile of a national peer group for the grant period.  As an example, if year 2 of a grant does not vest, but in year 3 the average ROE for the three years of the grant is greater than or equal to the average ROE of the 25th percentile of a national peer group for the grant period, then the award that was rolled over from year 2 vests.

•
In the final year of vesting for a stock award (year 4) the award that vests in that year would vest if one of two criteria are met.  The first is if the ROE for that year is greater than or equal to the ROE of the 25th percentile of a national peer group for that year and the second is if the average ROE for the four years of the grant is greater than or equal to the average ROE of the 25th percentile of a national peer group for the grant period.